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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement previously filed on Form S-3 (333-137030) and related Prospectus and Prospectus Supplement of Arena Pharmaceuticals, Inc. for the registration of its shares of common stock and to the incorporation by reference therein of our reports dated February 13, 2006, with respect to the consolidated financial statements of Arena Pharmaceuticals, Inc., Arena Pharmaceuticals, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arena Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission, which Registration Statement has been incorporated by reference into the Registration Statement on Form S-3 dated on or about December 7, 2006.

/s/ ERNST & YOUNG LLP

San Diego, California
December 4, 2006

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Consent of Independent Registered Public Accounting Firm